Exhibit 5.2

                                                                     Exhibit 5.2

                               US Industries, Inc.

                                 August 17, 1999

U.S. Industries, Inc.
USI American Holdings, Inc.
USI Global Corp.
101 Wood Avenue South
Iselin, New Jersey 08830

Ladies and Gentlemen:

         I am a Senior Vice President, General Counsel and Secretary and am responsible for the legal affairs of U.S. Industries, Inc., a Delaware corporation ("USI" and, collectively with its consolidated subsidiaries, the "Company"), USI's wholly-owned indirect subsidiary, USI American Holdings, Inc., a Delaware corporation ("USIAH") and USI's wholly-owned subsidiary, and USI Global Corp., a Delaware corporation ("USIGC" and, together with USI and USIAH, the "Issuers"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-84461) (the "Registration Statement") of notes of the Issuers (the "Notes") which will be unconditionally guaranteed (the "Guarantees") by USI's wholly-owned direct subsidiary, USI Atlantic Corp., a Delaware corporation ("USI Atlantic" or the "Guarantor"), in the aggregate principal amount of up to $600,000,000, to be offered and sold by the Issuers from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), in each case pursuant to terms and conditions to be designated by the Issuers at the time of offering.

         In so acting, I have examined, or caused to be examined by appropriate members of my staff, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, including (i) the Registration Statement, (ii) the Indenture, dated as of October 27, 1998 among the Issuers, the Guarantor and The First National Bank of Chicago, as Trustee (the "Indenture"), (iii) the First Supplemental Indenture, dated as of April 30, 1999, among the Issuers, the Guarantor and The First National Bank of Chicago, as Trustee (the "First Supplemental Indenture"),
(iv) the form of Underwriting Agreement filed as an Exhibit to the Registration Statement and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Guarantor, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Issuers.

         In rendering this opinion, I have also assumed that prior to any offering and sale of the Notes, each respective Board of Directors (or, in each particular case, a special committee thereof authorized to act on its behalf) of each of the Issuers and the Guarantor, will duly authorize the terms of and the prices at which the Notes are to be issued and sold in accordance with the terms of the Indenture and the First Supplemental Indenture.

         Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Guarantees have been duly authorized by the Guarantor and, when the Notes are executed on behalf of the Issuers, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and the First Supplemental Indenture and as contemplated in the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantor entitled to the benefits provided by the Indenture, the First Supplemental Indenture and as contemplated in the Registration Statement, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether sought in a proceeding at law or in equity).

         The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. In addition, the opinion expressed herein pertains only to the Guarantees and I express no opinion as to the Notes.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.



                                    Very truly yours,



                                    /s/ George H. MacLean, Esq.
                                    ---------------------------
                                    George H. MacLean, Esq.